As filed with the Securities and Exchange Commission on August 23, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOCKHEED MARTIN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Maryland	52-1893632
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6801 Rockledge Drive

Bethesda, Maryland 20817

(Address of Principal Executive Offices)

Lockheed Martin Corporation 2011 Incentive Performance Award Plan

(Full Title of each Plan)

Marian S. Block

Vice President and Associate General Counsel

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, Maryland 20817

(Name and address of agent for service)

(301) 897-6000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be registered	Amount to Be Registered(1)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of registration fee(1)
Common Stock, par value $1.00 per share	10,182,333	$69.14	$704,006,503.62	$81,735.16(2)

(1)	Calculated pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices reported on the New York Stock Exchange as of August 18, 2011.
(2)	Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the registration fee of $81,735.16 is offset by registration fees of $5,981.29 previously paid by the Registrant with respect to 2,182,333 unissued shares of common stock registered under a Registration Statement on Form S-8 (Registration No. 333-155684) of the Registrant filed with the Securities and Exchange Commission on November 25, 2008 (the “2008 Registration Statement”). Of those previously paid registration fees, $5,981.29 shall be applied to the registration fee associated with this Registration Statement. A post-effective amendment to the 2008 Registration Statement to deregister such 2,182,333 unissued shares is being filed contemporaneously with the filing of this Registration Statement.

EXPLANATORY NOTE

This Registration Statement registers 10,182,333 shares of the common stock, par value $1.00 per share (the “Common Stock”), of the Registrant that may be issued and sold under the Lockheed Martin Corporation 2011 Incentive Performance Award Plan (the “Plan”). The 10,182,333 shares of Common Stock registered by this Registration Statement are comprised of (i) 2,182,333 shares previously registered for issuance under the Lockheed Martin Corporation Amended and Restated 2003 Incentive Performance Award Plan (the “Predecessor Plan”), and (ii) 8,000,000 shares that had not previously been registered. None of the shares registered hereunder relating to the Predecessor Plan may be issued under the Predecessor Plan; such shares may be offered and sold only under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation Of Documents By Reference.

The following documents filed with the Commission are incorporated herein by reference:

•	Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010;

•	Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 27, 2011 and June 26, 2011;

•	Registrant’s Current Reports on Form 8-K filed on February 3, 2011, February 25, 2011, April 22, 2011, April 28, 2011, June 6, 2011 and June 24, 2011; and

•

the description of Registrant’s common stock, $1.00 par value per share, contained in Registrant’s Registration Statement on Form 8-B, filed on March 6, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (as amended on Form 8-B/A filed on March 9, 1995), and any amendment or report filed for the purpose of updating such description.

In addition, any and all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the withdrawal (if any) of the Registration Statement shall, to the extent required by law, be deemed to be incorporated by reference into this Registration Statement and to be a part hereof (except that any portions thereof which are furnished and not filed shall not be deemed incorporated).

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

The Opinion of Counsel as to the legality of the securities being registered (constituting Exhibit 5) has been rendered by counsel who is a full-time employee of the Registrant and who, as such, is eligible to participate in the Plan.

Item 6.	Indemnification of Directors and Officers.

The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the corporation or its stockholders for money damages, except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (c) in respect of certain other actions not applicable to the Registrant. Under the Maryland General Corporation Law, unless limited by charter, indemnification is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding by reason of his or her service as a director unless such indemnification is not otherwise permitted as described in the following sentence. Indemnification is permissive unless it is established that (a) the act or omission of the individual was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the individual actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director had reasonable cause to believe his or her act or omission was unlawful. In addition to the foregoing, a court of appropriate jurisdiction may, under certain circumstances, order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of competent jurisdiction.

Article XI of the Charter of the Registrant limits the liability of directors and officers to the fullest extent permitted by the Maryland General Corporation Law. Article XI of the Charter of the Registrant also authorizes the Registrant to adopt bylaws or resolutions to provide for the indemnification of directors and officers. Article VI of the Bylaws of the Registrant provides for the indemnification of the Registrant’s directors and officers to the fullest extent permitted by the Maryland General Corporation Law. In addition, the Registrant’s directors and officers are covered by certain insurance policies maintained by the Registrant.

In addition, the Registrant has entered into indemnification agreements with its directors. The indemnification agreements require the Registrant to indemnify a director and to advance expenses on behalf of such director to the fullest extent permitted by Maryland law if the director furnishes the Registrant with a written affirmation of the director’s good faith belief that the standard of conduct necessary for indemnification by the Registrant has been met and a written undertaking to reimburse the Registrant if a court of competent jurisdiction determines that the director is not entitled to indemnification. The agreements are in addition to other rights to which a director may be entitled under the Registrant’s charter, bylaws and Maryland law.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description

5	Opinion of Marian S. Block, Esquire

15	Acknowledgement of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Marian S. Block, Esquire (contained in Exhibit 5 hereof)

24	Powers of Attorney

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland, on this 23rd day of August 2011.

LOCKHEED MARTIN CORPORATION

/S/ MARIAN S. BLOCK
Marian S. Block Vice President and Associate General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Robert J. Stevens	Chairman, Director and Chief Executive Officer (Principal Executive Officer)	August 23, 2011

* Bruce L. Tanner	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 23, 2011

* Christopher J. Gregoire	Vice President and Controller (Principal Accounting Officer)	August 23, 2011

This Registration Statement also has been signed on the date indicated by the following directors, who constitute a majority of the Board of Directors:

Nolan D. Archibald*	James M. Loy*
Rosalind G. Brewer*	Douglas H. McCorkindale*
David B. Burritt*	Joseph W. Ralston*
James O. Ellis, Jr.*	Anne Stevens*
Thomas J. Falk*	Robert J. Stevens*
Gwendolyn S. King*

* By:	/S/ MARIAN S. BLOCK	August 23, 2011
Marian S. Block (Attorney-in-fact**)

** By authority of Powers of Attorney filed with this Registration Statement on Form S-8.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5	Opinion of Marian S. Block, Esquire

15	Acknowledgement of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Marian S. Block, Esquire (contained in Exhibit 5 hereof)

24	Powers of Attorney